Exhibit 99.1

News Release         ■      ■      ■      ■

FOR:	REMEDYTEMP, INC.

CONTACT:

Monty Houdeshell

Senior Vice President and
Chief Administrative Officer
(949) 425-7600

Roger Pondel/Rob Whetstone

PondelWilkinson Inc.

(310) 279-5980

REMEDYTEMP ENTERS AGREEMENT TO BE ACQUIRED

BY SELECT PERSONNEL SERVICES FOR $17 PER SHARE

Company Separately Announced Fiscal Second Quarter Financial Results;

Conference Call to be Held Today at 10:30 a.m. EDT (7:30 a.m. PDT)

SANTA BARBARA, CA and ALISO VIEJO, CA — May 11, 2006 — Select Personnel Services and RemedyTemp, Inc. (NASDAQ:REMX) today announced that they have entered into a definitive agreement under which Select would acquire all the outstanding shares of RemedyTemp for $17.00 per share in cash, or approximately $169 million, representing an approximate 39% premium over RemedyTemp’s May 10, 2006 closing stock price of $12.20 per share.  RemedyTemp option holders will receive an equivalent amount, less their option exercise price.

Privately-held Select, with 2005 revenues of $513 million, provides temporary staffing services for companies in a wide range of business sectors.  RemedyTemp had revenues of $514.3 million for its most recent fiscal year ended October 2, 2005.

The proposed transaction, which has been unanimously approved by the board of directors of each of RemedyTemp and Select, is subject to approval by a majority of RemedyTemp’s shareholders, completion of Select’s planned financing, and other customary regulatory and closing conditions.  RemedyTemp intends to file with the SEC a proxy statement in connection with the proposed transaction.  The proxy statement will be mailed to RemedyTemp shareholders.  Investors and shareholders of RemedyTemp are urged to read the proxy statement when it becomes available because it will contain important information about RemedyTemp, the transaction and the financing of the transaction.  The parties expect the transaction to be consummated during RemedyTemp’s fourth fiscal quarter ending October 1, 2006.

Three of RemedyTemp’s directors—Greg D. Palmer, chief executive officer; Paul W. Mikos, chairman; and Robert E. McDonough, founder and vice chairman—have entered into voting agreements to support the transaction.  The three directors collectively own approximately 24% of RemedyTemp’s shares.

D. Stephen Sorensen, president and chief executive officer of Select Personnel Services, said, “Select is thrilled with the prospect of combining Remedy’s historic strengths with our existing winning service platform.  With over $1 Billion in combined revenues, we believe Select/Remedy will be one of the leading staffing companies in the United States and the clear industry leader in California, the nation’s largest staffing market.

“We are equally enthusiastic to acquire a national infrastructure to better serve our existing customers and provide the foundation to repeat our California success,” Sorensen continued.  “Finally, we see significant synergistic opportunities to market Remedy’s specialty offerings to Select’s loyal customer base.  We are especially eager to demonstrate to Select’s 10,000 actively-billing customers the strength of both the RemX and TalentMagnet service offerings as well as Remedy’s direct-hire (or ‘perm placement’) services.”

“Our board of directors believes this transaction provides a solid return to our shareholders and affords RemedyTemp customers and employees an outstanding opportunity,” said Greg Palmer, RemedyTemp’s president and chief executive officer.  “Both companies are highly regarded in the staffing sector and offer complementary services to similar business sectors.”

Goldman Sachs Credit Partners and Bank of the West will provide committed financing to support the acquisition.  Goldman Sachs is acting as financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel, to Select Personnel Services.

Robert W. Baird & Co. is acting as financial advisor, and O’Melveny & Myers LLP is acting as legal counsel, to RemedyTemp.

Conference Call Information

RemedyTemp will host a conference call today at 10:30 a.m. EDT (7:30 a.m. PDT) to discuss the definitive acquisition agreement with Select, as well as its second fiscal quarter financial results that were concurrently released this morning.  The conference call may be heard by any interested party through a live audio Internet webcast at www.remedytemp.com as well as www.companyboardroom.com.  For those unable to listen to the live broadcast, a playback of the webcast will be available at both websites shortly after the conclusion of the call.

About Select Personnel Services

Founded in Santa Barbara in 1985, Select Personnel Services, with annual revenues in excess of $500 million, currently operates more than 50 offices nationwide.  In addition to pre-qualified, motivated employees, Select boasts a team of experts in human resources, technology, risk management, and labor and employment law to meet every employer’s needs.  Select provides employment solutions to a wide variety of companies, including manufacturing, industrial, clerical, accounting, technical, and professional services.  For additional information, visit www.selectpersonnel.com.

About RemedyTemp

RemedyTemp, with 230 offices throughout North America, is a professional staffing organization focused on delivering human capital workforce solutions in various business sectors. The company operates under the brands Remedy® Intelligent Staffing, Talent Magnet™ by Remedy and RemX® Specialty Staffing.  For additional information, visit www.remedytemp.com.

Forward-Looking Statements

This news release contains forward-looking statements that involve material risks and uncertainties. Such forward-looking statements, including, but not limited to statements relating to the consummation of the proposed transaction and the terms and timing thereof, are subject to change based on factors beyond the control of the company. Many of such statements contain words such as “anticipate,” “believe,” “estimate,” “intend,” “plan,” “expect,” “will,” or “future” and words of similar meaning.  Accordingly, the company’s actual results may differ materially from those expressed or implied in any such forward-looking statements, along with other factors described in the company’s filings with the Securities and Exchange Commission from time to time regarding risks affecting the company’s financial condition and results of operations. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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Additional Information and Where to Find It

RemedyTemp has agreed to file a proxy statement in connection with the proposed acquisition. The proxy statement will be mailed to the shareholders of RemedyTemp. RemedyTemp’s shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and RemedyTemp. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by RemedyTemp by going to RemedyTemp’s Investor Relations page on its corporate website at www.remedytemp.com.

RemedyTemp and its officers and directors may be deemed to be participants in the solicitation of proxies from RemedyTemp’s shareholders with respect to the acquisition. Information about RemedyTemp executive officers and directors and their ownership of RemedyTemp common stock is set forth in the proxy statement for the RemedyTemp 2006 Annual Meeting of Shareholders, which was filed with the SEC on January 13, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of RemedyTemp and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.